Exhibit 99.1

Tangoe and Marlin Equity Partners Announce Waiver of the Financing Proceeds Condition and Extension of the Tender Offer

LOS ANGELES, Calif., ORANGE, Conn. and MEMPHIS, Tenn. June 8, 2017 — Tangoe, Inc. (OTCPK: TNGO) (“Tangoe” or the “Company”) and Marlin Equity Partners (“Marlin”) announced today that Marlin’s affiliates, Asentinel, LLC (“Parent”) and TAMS Inc. (“Purchaser”), have waived the “Financing Proceeds Condition,” as described in the Offer to Purchase in connection with Marlin’s previously-announced tender offer to acquire all of the outstanding shares of common stock of Tangoe at a price of $6.50 per share in cash.

Marlin also announced today that Parent and Purchaser have extended the offering period until 10:00 a.m., New York City time, on June 15, 2017, unless further extended or earlier terminated.  The tender offer was previously scheduled to expire at 10:00 a.m., New York City time, on June 13, 2017.  All other terms and conditions of the tender offer remain unchanged.

The tender offer is being extended pursuant to the requirement of the Securities and Exchange Commission that at least five business days remain in the tender offer following the satisfaction or waiver of the “Financing Proceeds Condition.”

The tender offer is being made in connection with the Agreement and Plan of Merger, dated as of April 27, 2017, by and among the Company, Parent and Purchaser.  The Board of Directors of Tangoe has unanimously approved the proposed acquisition by Tangoe and recommends that Tangoe stockholders tender their shares in the tender offer.

Okapi Partners LLC is acting as information agent for Purchaser in the tender offer.  Requests for documents and questions regarding the tender offer may be directed to Okapi Partners LLC by telephone, toll-free at (888) 785-6673.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Tangoe’s common stock.

The solicitation and the offer to purchase shares of Tangoe’s common stock described in this press release will be made only pursuant to the offer to purchase and related materials that Marlin has filed on Schedule TO with the SEC. In addition, Tangoe has filed its recommendation of the tender offer on Schedule 14D-9 with the SEC. Additionally, Tangoe and Marlin will file other relevant materials in connection with the proposed acquisition of Tangoe by Marlin pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF TANGOE ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC ON MAY 12, 2017, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by Marlin and Tangoe through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents from Marlin or Tangoe by contacting: Okapi Partners LLC, Attn: Pat McHugh, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, or by telephone toll free at (877) 305-0857 or collect at (212) 297-0720; or Tangoe, Inc., Attn: Corporate Secretary, 35 Executive Boulevard, Orange, Connecticut 06477, or by telephone at (203) 859-9300.

Tangoe has filed a preliminary Proxy Statement with the SEC on May 23, 2017 and, under certain circumstances, shall mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Marlin, Tangoe, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Marlin and Tangoe through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Tangoe by contacting its Corporate Secretary.

Marlin and Tangoe, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  As of April 25, 2017, Tangoe’s directors and executive officers beneficially owned approximately 960,078 shares, or 2.4%, of Tangoe’s common stock.  In addition, Tangoe’s directors and executive officers are also parties to agreements with Tangoe pursuant to which they will be entitled to receive payments upon the consummation of the merger, as provided in the merger agreement.  As of April 25, 2017, Marlin beneficially owned 4,094,599 shares, or approximately 10.4%, of Tangoe’s common stock.  A more complete description of the interests of Tangoe’s directors and executive officers and any other participants in the solicitation will be available in the Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Marlin, Asentinel and Tangoe, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Marlin, Asentinel or Tangoe managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Asentinel to successfully integrate Tangoe’s operations and employees and the ability to realize anticipated synergies and cost savings.  Except as otherwise required by law, Marlin, Asentinel and Tangoe disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Marlin Equity Partners

Marlin Equity Partners is a global investment firm with over $6.7 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs.  Marlin invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthen a company’s outlook and enhance value.  Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 100 acquisitions.  The firm is headquartered in Los Angeles, California with an additional office in London. For more information, please visit www.marlinequity.com.

About Tangoe

Tangoe, Inc. is a leading global provider of IT and Telecom Expense Management (TEM) software and related services to a wide range of global enterprises and service providers.  Tangoe helps companies transform the management of IT assets, services, expenses, and usage to create business value, increase efficiency, and deliver a positive impact to the bottom line.  Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

About Asentinel

Asentinel, LLC, a leading provider of Technology and Telecom Expense Management (TEM) and Mobility Managed Services (MMS), meets the needs of customers by providing lifecycle solutions delivered through a customer-focused, technology-driven SaaS platform.  The company serves a growing client base of Global 2000, Fortune 1000 and multinational entities that rely on the power of TEM and MMS to reduce spend, automate processes, manage inventory and maximize business intelligence and actionable analytics. For more information, please visit www.asentinel.com.

For Marlin Inquiries:

Marlin Equity Partners

Peter Spasov, 310-364-0100

pspasov@marlinequity.com

For Tangoe Inquiries:

Investors:
ICR, Inc.
Seth Potter, 646-277-1230
investor.relations@tangoe.com
or
Media:
Tangoe, Inc.
Shannon Cortina, 732-637-2010
shannon.cortina@tangoe.com

For Asentinel Inquiries:

Asentinel LLC

Mark Ledbetter, 901-752-6202

mark.ledbetter@asentinel.com

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